Filed pursuant to Rule 424(b)(3)
Registration Number 333-132399

SUPPLEMENT DATED SEPTEMBER 26, 2007

TO THE PROSPECTUS DATED MAY 8, 2007

For

Phoenix Foundations Equity Index Annuity
Issued by: PHL Variable Insurance Company

This supplement amends the prospectus dated May 8, 2007 for the above equity indexed annuity and should be read with the prospectus.

All references in the prospectus to the states in which the Fixed Account is not available are revised to include Massachusetts and Oregon and provide that the Fixed Account is not available in Alabama, Florida, Massachusetts, Nevada and Oregon.

Dated: September 26, 2007	Please keep this supplement for future reference.

TF934